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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the use of our report dated February 18, 1998, with respect to the financial statements of WhoWhere?, Inc. as of December 31, 1997 and 1996 and for the period from inception (May 10, 1995) to December 31, 1995 and for each of the two years in the period ended December 31, 1997 included in the Current Report (Form 8-K/A) of Lycos, Inc.


                                               /s/ Ernst & Young LLP


Palo Alto, California
October 9, 1998